Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors
of Capitol Bancorp Limited

We consent to the incorporation by reference in the Registration Statement on Form S-3 (the “Registration Statement”) of Capitol Bancorp Limited (the “Company”), related to the registration of 1,000,000 shares of common stock, no par value per share, for the Company’s Direct Purchase and Dividend Reinvestment Plan, of our report dated January 30, 2004, with respect to the consolidated balance sheets of the Company as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears on page 25 in the 2003 Annual Report to shareholders (Financial Information Section), which is incorporated in the Company’s December 31, 2003 Annual Report on Form 10-K, and to the reference to our firm under the heading “Experts” in the prospectus included in the Registration Statement.

BDO SEIDMAN, LLP

/s/ BDO Seidman, LLP

January 25, 2005

Grand Rapids, Michigan